As filed with the U.S. Securities and Exchange Commission on November 4, 2026

Registration Statement No. 333-___

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COVISTA INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3150143
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
233 South Wacker Drive, Suite 800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Covista Inc. 2026 Equity Incentive Plan

(Full title of the plan)

Douglas G. Beck

Senior Vice President, General Counsel, Corporate Secretary and Institutional Support Services

233 South Wacker Drive, Suite 800

Chicago, Illinois 60606

(Name and address of agent for service)

(312) 651-1400

(Telephone number, including area code, of agent for service)

Copies to:

Gary M. Brown

Nelson Mullins Riley & Scarborough LLP

1222 Demonbreun Street, Suite 1700

Nashville. Tennessee 37203

(615) 664-5330

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information required by Part I of Form S-8 will be sent or given by Covista Inc. (the “Registrant”) to participants in the Covista Inc. 2026 Equity Incentive Plan (the “Plan”) covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(1) and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026, filed with the Commission on August 6, 2026 (the “Annual Report”);
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026, filed with the Commission on October 29, 2026;
(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on July 28, 2026 and September 23, 2026 (except, with respect to each of the foregoing, for portions of such reports that are deemed to be furnished and not filed);
(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report; and
(e)	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 8, 1996, as it may have been amended as set forth in Exhibit 4.1 to the Annual Report, and any amendment or report filed for the purpose of updating such description.

All documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered under this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (except, with respect to each of the foregoing, for portions of such documents that are deemed to be furnished and not filed).

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.Description of Securities.

Not applicable.

Item 5.Interests of Named Experts and Counsel.

Not applicable.

Item 6.Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation has the power to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe the person’s conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

The Registrant’s Certificate of Incorporation requires that the Registrant indemnify its directors and officers to the fullest extent permitted by DGCL §145, and permits the Registrant’s Board of Directors to provide that the Registrant will indemnify to the fullest extent permitted by DGCL §145 all other persons who may be indemnified under DGCL §145. The Registrant’s Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, the Registrant’s directors and officers will not be liable for monetary damages for breach of the directors’ or officers’ fiduciary duty of care to the Registrant and its stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief will remain available under Delaware law. Each director and officer will also continue to be subject to liability for breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, of a director for unlawful distributions to stockholders, for any transaction from which the director or officer derives an improper personal benefit, of an officer in any action by or in the right of the Registrant, and of a director or officer to the extent that such elimination of liability is prohibited under Delaware law. In addition, this provision does not affect a director’s or officer’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant’s By-laws provide that the Registrant will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. The Registrant’s By-laws additionally allow, but do not require the Registrant to advance expenses incurred by its directors, officers, employees and agents in connection with any matter with respect to which such persons may be entitled to seek indemnification; provided, however, with respect to persons seeking indemnification for actions arising under the Employee Retirement Income Security Act of 1974 (or similar statutes and regulations with respect to employee benefit plans), the Registrant is required to advance expenses unless the Board of Directors determines that under the circumstances then existing, it is probable that such person will not be entitled to be indemnified by the Registrant. A person seeking advancement of expenses would be required to provide an undertaking to repay any amount advanced if it was ultimately determined that the person is not entitled to be indemnified by the Registrant.

We also maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us.

We have entered into indemnification agreements with each of our directors. The indemnification agreements obligate us, if a director is or is threatened to be made a party to, or witness in, any proceeding by reason of such person’s status as a present or former director or officer of the Registrant us, or as a director, officer, employee or agent of another entity that the person served in such capacity at Registrant’s request, to indemnify that person, and advance expenses actually and reasonably incurred by that person, subject to certain exceptions and conditions.

Item 7.Exemption from Registration Claimed.

Not applicable.

Item 8.Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1

Restated Certificate of Incorporation of the Registrant, dated February 5, 2026, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated February 5, 2026 and filed with the Commission on February 5, 2026

3.2

Amended and Restated By-Laws of the Registrant, as amended February 5, 2026, incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated February 5, 2026 and filed with the Commission on February 5, 2026

4.1	Description of Registrant’s Securities, included as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the Commission on August 6, 2026
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1	Covista Inc. 2026 Equity Incentive Plan, incorporated by reference to Appendix B to Registrant’s Definitive Proxy Statement, filed with the Commission on October 1, 2026
10.2*	Form of Equity Incentive Plan Award under the 2026 Equity Incentive Plan
10.3*	Form of Equity Incentive Plan Award under the 2026 Equity Incentive Plan (For Directors, Consultants)
23.1*	Consent of PricewaterhouseCoopers LLP
23.2*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this Registration Statement)
107*	Filing Fee Table

*	Filed herewith.

Item 9.Undertakings.

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 4, 2026.

COVISTA INC.

By:	/s/ Robert J. Phelan
Robert J. Phelan
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Phelan and Douglas G. Beck, and each of them acting alone, with full power of substitution, such person’s true and lawful attorney-in-fact and agent for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to comply with the Securities Act of 1933 and any rules or regulations or requirements of the SEC in connection with this registration statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement, to any and all amendments, both pre-effective and post-effective, and supplements to this registration statement, and to any and all instruments or documents filed as part of or in conjunction with this registration statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Stephen W. Beard	Chairman and Chief Executive Officer	November 4, 2026
Stephen W. Beard	(Principal Executive Officer)

/s/ Robert J. Phelan	Senior Vice President and Chief Financial Officer	November 4, 2026
Robert J. Phelan	(Principal Financial Officer)

/s/ Manjunath Gangadharan	Vice President and Chief Accounting Officer	November 4, 2026
Manjunath Gangadharan	(Principal Accounting Officer)

/s/ Michael W. Malafronte	Lead Independent Director	November 4, 2026
Michael W. Malafronte

/s/ William W. Burke	Director	November 4, 2026
William W. Burke

/s/ Emily C. Chiu	Director	November 4, 2026
Emily C. Chiu

/s/ Donna J. Hrinak	Director	November 4, 2026
Donna J. Hrinak

/s/ Georgette Kiser	Director	November 4, 2026
Georgette Kiser

/s/ William Krehbiel	Director	November 4, 2026
William Krehbiel

/s/ Sharon O’Keefe	Director	November 4, 2026
Sharon O’Keefe

/s/ Kenneth J. Phelan	Director	November 4, 2026
Kenneth J. Phelan

/s/ Leslie Storms	Director	November 4, 2026
Leslie Storms

/s/ Betty Vandenbosch	Director	November 4, 2026
Betty Vandenbosch